Special Meeting of Shareholders

Proxy Voting Results
The special meeting of shareholders of the American Century Income &
Growth Fund, the American Century International Growth Fund, the Founders Large Cap Growth Fund and the Founders/T. Rowe Price Small Cap Fund
("the Funds") all of North American Funds Variable Product Series I was held on March 6, 2001. Shareholders of the Funds voted on proposals to approve
(i) a new advisory agreement between the Variable Annuity Life Insurance Company and the Funds; (ii) an arrangement to permit the Advisors to terminate, replace or add subadvisory agreements without shareholder approval. The results of the proposals voted on by shareholders of the Funds were as follows:

To approve a new advisory agreement between the Variable Annuity Life Insurance Company and the Funds:


				 American Century  American Century
				 Income & Growth    International
					 Fund          Growth Fund

 For 					150,099,661     275,783,687
 Against 				  6,950,602      16,233,226
 Abstain 			        6,387,331      13,886,153
 Total Shares Voted           163,437,594     305,903,066


					Founders 		Founders/
					Large Cap       T.Rowe Price
					Growth Fund    Small Cap Fund

 For 					412,807,740     287,084,080
 Against 				 14,782,082      20,246,906
 Abstain 				 24,589,298      12,225,963
 Total Shares Voted           452,179,120     319,556,949

To approve an arrangement to permit the advisors to terminate, replace or add subadvisor agreements without shareholder approval:


				 American Century  American Century
				 Income & Growth    International
					 Fund          Growth Fund


 For 				    136,406,490 	    252,658,217
 Against 		           19,023,177        36,337,468
 Abstain 		            8,007,927        16,907,381
 Total Shares Voted         163,437,594       305,903,066









					 Founders        Founders/
					 Large Cap     T.Rowe Price
					 Growth Fund  Small Cap Fund

 For 					 380,086,856    264,548,719
 Against 				  41,980,689     41,390,030
 Abstain 				  30,111,575     13,618,200
 Total Shares Voted 		 452,179,120    319,556,949